EXHIBIT 10.10





                                    AGREEMENT

                                  BY AND AMONG

                           NEW MEXICO MARKETING, INC.,

                             METEOR MARKETING, INC.,

                         GRAVES OIL & BUTANE CO., INC.,

                                       AND

                             THE SOLE SHAREHOLDER OF

                          GRAVES OIL & BUTANE CO., INC.



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                                    AGREEMENT

     AGREEMENT, made this ______ day of December, 2002, by and among New Mexico Marketing, Inc., a Delaware corporation ("Purchaser"), Graves Oil & Butane Co., Inc. ("GOBCO" or the "Company"), a New Mexico corporation, and Meteor Marketing, Inc., the sole shareholder of GOBCO ("Shareholder").

         WHEREAS, Purchaser desires to acquire all of the issued and outstanding stock of GOBCO, held by the Shareholder (the "Common Stock"), in exchange for the consideration and upon the terms described herein (the "Purchase"); and

         WHEREAS, the Shareholder desires to sell all of the outstanding Common Stock of the Company and all of the properties, assets and rights, real personal or mixed, tangible or intangible, employed by the Shareholder and the Company exclusively in the conduct of Shareholder's New Mexico operation (hereinafter referred to as the "Assets"), but excluding certain "Excluded Assets." Such Assets and Excluded Assets shall be more fully described in Exhibit 1.1 attached hereto; and

         WHEREAS, Purchaser, the Company and Shareholder desire to make certain representations, warranties, covenants and agreements in connection with the Purchase and also desire to prescribe various conditions precedent to the Purchase;

         NOW, THEREFORE, in consideration of the mutual promises, covenants, provisions, and representations contained herein, THE PARTIES HERETO AGREE AS
FOLLOWS:

                                    ARTICLE 1

                                  THE PURCHASE

         1.1 SALE AND DELIVERY OF COMMON STOCK. Subject to all the terms and conditions of this Agreement, the Shareholder shall transfer, convey and deliver to Purchaser at the Closing (as defined in paragraph 1.2 hereof) good, valuable and marketable title to the Assets and the Common Stock, free and clear of all liens, claims and encumbrances except those created by this Agreement in exchange for the consideration described in this Article 1.

         1.2 EFFECTIVE DATE AND CLOSING. The effective date of this transaction shall be December 31, 2002 (the "Effective Date"). The closing of the transaction contemplated herein (the "Closing") shall occur at a mutually agreeable time and place, on the earliest practicable date following the day on which all of the obligations and conditions precedent contained herein are complied with, but no later than December 31, 2002.

         1.3 PURCHASE PRICE. Subject to all of the terms and conditions set forth in the Agreement and in reliance on the representations, warranties and covenants hereinafter set forth, Purchaser shall deliver to Shareholder the amount of $10,000 at Closing (hereinafter referred to as the "Purchase Price").



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         1.4      Post Closing Payments

                  (a) ACCOUNTS RECEIVABLE. Purchaser agrees to collect, on behalf of Shareholder, all accounts receivable of the Business that are less than 61 days old as of the Closing Date, including the portion of Retained Accounts, as hereinafter defined, that are less than 61 days old, (the "Accounts Receivable"), The Purchaser will pay Shareholder any amount not collected within 30 days of Closing .

                  (b)  INVENTORY.  Beginning on the Closing Date,  the Purchaser
         and the Shareholder shall each participate, at their own expense, in a physical inventory to determine the amount of the inventory held by the Business for sale to the public as of the Closing Date (including metered inventory at customer locations) (the "Inventory"). The Inventory shall be valued at the lower of cost or market value on a first in first out basis.

                  (c) STATEMENT OF BALANCE DUE. Within 15 days after the Closing Date, the Shareholder a proposed statement (the "Statement") of the post closing payments provided for in Sections 1.6, together with a reasonably detailed basis for each such item. Within 15 days thereafter, the Purchaser shall present the Shareholder with a written statement of its proposed changes thereto, if any, together with a reasonably detailed basis for each such change. All calculations by the Purchaser and the Shareholder hereunder shall be in accordance with GAAP. If the Purchaser fails to present the Shareholder with its proposed changes within 15 days, the items reflected in the Statement shall be final. The Purchaser and the Shareholder shall negotiate in good faith to resolve promptly any disagreement regarding the Purchaser's proposed changes. If they are unable to agree, either party may refer the dispute to the Denver, Colorado office of PricewaterhouseCoopers LLP, a nationally recognized accounting firm or mutually agreed upon Third Party (the "Third Party"), for resolution, and the determination by the Third Party with respect to each item in dispute shall be conclusive and binding on the parties. All fees and expenses billed by the Third Party in connection with the resolution of disputes under this Section 1.6 shall be borne one-half by the Company and one-half by the Purchaser.

         1.5 ACCOUNTS RECEIVABLE (OVER 60 DAYS OLD). At Closing, Purchaser will discontinue supplying products to any customer of the Business who has an outstanding account balance more than 60 days old as of the Closing Date, unless Purchaser elects to continue supplying said customer (a "Retained Account"), in which case the Purchaser shall serve as the collection agent for and/or shall pay the Shareholder in accordance with the remaining provisions of this Section
1.7. All amounts paid on the Retained Account by the delinquent customer shall be applied on the basis of age to the oldest outstanding invoice first.
Purchaser shall promptly remit to Shareholder all collections from a Retained Account that relates to invoices over 60 days old as of the Closing Date. If any amount relating to invoices over 60 days old as of the Closing Date remains unpaid by the Retained Account 30 days after the Closing Date, Purchaser shall pay to the Shareholder the entire unpaid balance and Shareholder shall have no further rights in the Retained Account.


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         1.6  ASSIGNMENT  OF  CONTRACTS  AND  LICENSES.  To the extent  that the assignment of any contract or license to the Purchaser is not permitted without the consent of the other party or parties to such contract or license, this Agreement shall constitute an agreement to assign the same only if consent is obtained. The Shareholder shall use commercially reasonable efforts to obtain all required consents prior to the Closing and Purchaser shall cooperate in those efforts as may be reasonably required. If any required consent is not obtained prior to the Closing, and if the Purchaser and Shareholder nonetheless waive the applicable closing conditions and elect to proceed with the Closing, this Agreement shall not be construed as an agreement to assign the underlying contract or license; however, the Shareholder shall continue to use commercially reasonable efforts to obtain any such consent after the Closing and, at the Purchaser's request, shall cooperate with the Purchaser in any reasonable arrangement designed to provide the Purchaser the benefits under such contracts or license.

         1.7 COMPUTER SERVICES AGREEMENT. At Closing, if requested by Purchaser, the parties will enter into a computer services agreement attached as Schedule 1.7.

         1.8 MANAGEMENT AGREEMENT. Notwithstanding any of the covenants and agreements in this Article I, the Purchaser shall have the option to enter into a management agreement with the Shareholder. The management agreement will call for Shareholder to continue to operate the business relating to the Assets in the name of Meteor Marketing, Inc. During the period of time when Shareholder operates the business, the current employees of the business will continue to be employees of Shareholder; Shareholder will continue to own and invoice customers; the Customers Accounts Receivable and Inventory will remain the property of Shareholder; and the Contracts, insurance policies, Licenses and Assets will remain in the name of the Shareholder.

         The Shareholder shall charge $5,000 per month for accounting services. Purchaser shall be entitled to all net profits generated by the business during the period when Shareholder manages the business. If Purchaser elects to have Shareholder manage the business, then a separate management agreement shall be executed by the parties hereto, and paragraphs 1.4, 1.5, and 1.6 shall not be applicable on the Closing Date. The customers will be transferred to the Purchaser and paragraphs1.4, 1.5 and 1.6 shall become applicable at the time that the management agreement terminates.


                                    ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES
                         OF THE COMPANY AND SHAREHOLDER

         As an inducement to the Purchaser to enter into this Agreement, the Company and the Shareholder hereby represents and warrants to Purchaser that:

         2.1 ORGANIZATION. The Company is a corporation duly organized, validly existing, and in good standing under the laws of New Mexico, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do


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business  and is in good  standing  in each of the  states  where  its  business requires qualification.

         2.2 CAPITAL. The authorized capital stock of the Company consists of 1,000,000 shares common stock, $.01 par value, of which 1,000,000 shares of common stock are issued and outstanding including -0- shares that are currently held in the treasury of the Company. All of the issued and outstanding shares of the Company are duly and validly issued, fully paid, and non-assessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities, or other agreements or commitments obligating the Company, or any subsidiary to issue or to transfer from treasury additional shares of its capital stock. Except for the common stock outstanding, there are no other equity securities of the Company. No taxes or other payments to governmental authorities will be due from the Purchaser upon transfer of the Common Stock as contemplated by this Agreement.

         2.3 CORPORATE BOOKS AND RECORDS. The minute books of the Company contain accurate records of all meetings and accurately reflect all other actions taken by the Board of Directors and the shareholders of the Company. Complete and accurate copies of all such minute books and of the stock register of the Company have been made available by the Company for inspection by the Purchaser. At the Closing, all of those books and records will be in the possession of the Company.

         2.4 SUBSIDIARIES. The Company does not have any subsidiaries or own any interest in any other enterprise, except as described in Exhibit 2.4 attached hereto.

         2.5 DIRECTORS AND OFFICERS. Exhibit 2.5 to this Agreement contains the names and titles of all directors and officers of the Company.

         2.6 FINANCIAL STATEMENTS. Exhibit 2.6 to this Agreement includes true and complete copies of the unadited balance sheet of the Company for the fiscal periods ended December 31, 2000 and 2001. Prior to Closing an unaudited balance sheet as of October 31, 2002, shall be delivered to Purchaser and be included as part of Exhibit 2.6 (both sets of financial statements are hereinafter referred to as the "The Company Financial Statements"). Except as set forth in Exhibit 2.6, the Company Financial Statements shall have been prepared in accordance with generally accepted accounting principles and practices of the United States (hereinafter referred to as "GAAP"). Exhibit 2.6 sets forth certain year-end adjustments and tailoring transactions, which will be made and entered into to facilitate this Agreement. As revised by such adjustments and tailoring transactions, the Company Financial Statements are true, accurate and complete, and fairly present the financial position of the Company as of the dates and for the periods mentioned therein.

         2.7 ABSENCE OF UNDISCLOSED LIABILITIES. As of the respective dates of the Financial Statements included in Exhibit 2.6 and except for possible environmental issues, the Company did not have any material debt, liability, or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the Financial Statements. As of the Closing Date, the Company does not have any material liabilities not disclosed in the Company Financial Statements, other than as listed on Exhibit 2.7. For purposes of this Section 2.7, a material liability shall mean a liability of $10,000 or more. Notwithstanding the definition of material liability in the preceding sentence, total undisclosed liabilities do not exceed $25,000.

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         2.8 TAXES. To the best knowledge and belief of Shareholder,  within the times and in the manner prescribed by law, the Company has filed all tax returns required by law and has paid all taxes, assessments and penalties due and payable in the normal course of its business. To the best knowledge and belief of Shareholder, the provisions for taxes, if any, reflected in the Company Financial Statements, are reasonably adequate for taxes for the periods ending on the date of such financial statements and for all prior periods, whether or not disputed.

         2. 9 COMPLIANCE WITH LAWS. To the best of Shareholder's knowledge and belief, the Company is in compliance in all material respects with, and is not in violation of, applicable federal, state, or local statutes, laws or regulations affecting its properties or the operation of its business.

         2.10 LITIGATION. Except as shown on Exhibit 2.10 attached hereto, (1) the Company is not a party to any suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation pending or threatened against or affecting the Company or its business, assets or financial condition (hereinafter referred to as "Actions"); (2) the Company is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to them; (3) the Company is not engaged in any lawsuits to recover monies due to it.

         2.11 AUTHORITY. The Board of Directors of the Company has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and the Company and Shareholder have full power and authority to execute, deliver and perform this Agreement and this Agreement is a legal, valid and binding obligation of the Company and Shareholder, and is enforceable in accordance with its terms.

         2.12 ABILITY TO CARRY OUT OBLIGATIONS. To the best of the Shareholder's knowledge and belief and except as shown on Exhibit 2.12 attached hereto, the execution and delivery of this Agreement by the Company and Shareholder and the performance by the Company and Shareholder of their obligations hereunder will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-laws, or other agreement or instrument to which the Company is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate such agreement or instrument or to accelerate the maturity of any indebtedness or other obligation of the Company, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of the Company

         2.13 VALIDITY OF THE COMPANY SHARES. The shares of the Company Common Stock to be delivered to Purchaser pursuant to this Agreement, when transferred in accordance with the provisions of this Agreement, will be duly authorized validly issued, fully paid and non-assessable; and free and clear of all liens, claims and encumbrances.

         2.14 ASSETS. The Company has good and marketable and insurable title to all its property and such property is not subject to any liens, claims and/or encumbrances other than those related to the liabilities disclosed in

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Exhibit 2.6.  Exhibit 2.14 hereto lists all plant  property and equipment of the
Company with an individual value of $20,000 or more.

         2.15 MATERIAL CONTRACTS. Exhibit 2.15 describes the material contracts and agreements of the Company and the business (such contracts and agreements described, being collectively referred to as "Material Contracts"). The Company will deliver on or about the Closing Date correct and complete copies of all Material Contracts.

         2.16 EMPLOYEES. With respect to the Employees of the Shareholder that are located in New Mexico, except as disclosed in Exhibit 2.17 attached hereto, there are no collective bargaining, bonus, profit sharing, severance, indemnification, compensation or other agreements, trusts, funds, plans or arrangements maintained by the Company or any affiliate of the Company for the benefit of its directors, officers or employees, and there are no employment, consulting, severance or indemnification arrangements, agreements or understandings between any of the foregoing and the Company. The Shareholder's employee handbook or manual and a complete description of all employee benefits, is included as part of Exhibit 2.17 as of the effective date. All of the Shareholder's New Mexico employees except Darrell Owen are at-will employees who have no rights to severance pay.

         2.17 INSURANCE. The Company has insurance policies in full force and effect which provide for coverages which are usual and customary in its business as to amount and scope, and are adequate to protect the Company against any reasonably foreseeable risk of loss unless a management agreement is entered into between the parties as described in paragraph 1.10. Such policies will not remain in full force and effect subsequent to Closing. Exhibit 2.21 attached hereto identifies each of the Company's insurance policies, indicating the carrier, amount of coverage, annual premium, risks covered, placing broker or agent, and period through which the policy is paid up and other relevant information as to each.

         2.18 TITLE TO AND UTILIZATION OF PROPERTIES. Exhibit 2.18 attached hereto lists all of the Company owned and leased properties and any leases or properties included as Assets. Except as disclosed on Exhibit 2.18, the Company owns fee simple, insured title to all real property owned by it and has the unbridled right to use the same, and is not aware of any claim, notice or threat to the effect that its right to own and use such property is subject in any way to any challenge, claim, assertion of rights, proceedings toward condemnation or confiscation in whole or in part, or is otherwise subject to challenge. The Company has valid leases on its leased properties and the expiration dates of such leases are disclosed on Exhibit 2.18.

         2.19 ENVIRONMENTAL AND OTHER PERMITS AND LICENSES, RELATED MATTERS.

         (a) To Shareholder's best knowledge and belief, the Company currently holds all the health and safety and other permits, licenses, authorizations, certificates, exemptions and approvals of governmental authorities (collectively, "PERMITS"), including, without limitation, environmental permits, necessary for the current use, occupancy and operation of each asset and property of the Company and the conduct of its business, and all such permits and environmental permits are in full force and effect. The Shareholder has not received any notice from any governmental authority revoking, canceling, rescinding, materially modifying or refusing to renew any permit or environmental permit or providing written notice of violations under any environmental law which have not been resolved or disclosed in Exhibit 2.19(a).

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         (b) To Shareholder's  best knowledge and belief, all equipment owned or used by the Company, including, but not limited to above ground storage tanks, underground storage tanks, and piping associated with such tanks, is in substantial compliance with all applicable Permits and Environmental Laws including the Federal and State 1998 underground storage tank requirements, and can be operated in the ordinary course of business in substantial compliance with all applicable Permits and Environmental Laws.

         (c) Except as disclosed in Exhibit 2.19(a) and to the Shareholder's best knowledge and belief, (i) the Company has reported all Releases of Hazardous Material in accordance with Environmental Laws; (ii) the Company has not Released any Hazardous Materials, and is not responsible or liable for any Release of Hazardous Materials, which must be remediated under applicable Environmental Law (including, but not limited to, any Release which results in the presence of Hazardous Materials in the environment in quantities or amounts that exceed remediation action levels specified by regulation or by governmental policy or guideline) or that any person or entity or governmental authority has requested or required to be remediated; (iii) the Company has disposed of all wastes, including those containing Hazardous Materials, in material compliance with all applicable Environmental Laws and environmental permits; and (iv) the Company has not transported or arranged for the transportation of any Hazardous Materials to any location that is listed or proposed for listing on the National Priorities List under CERCLA or on the CERCLIS or any analogous state list or which is the subject of any environmental claim

         (d) To Shareholder's best knowledge and belief, Exhibit 2.19(d) sets forth the age, contents or former contents of any storage tanks located on the premises owned or operated by the Company. Except as set forth in Exhibit 2.19(d) the Company has not owned or operated any underground storage tanks as defined in the Resource Conservation and Recovery Act ("RCRA").

         (e) To the best knowledge and belief of Shareholder, there are no wastes, drums or containers disposed of or buried on, in or under the ground or any surface waters located on the premises currently or previously owned or operated by the Company.

         (f) Certain capitalized terms used in this Section 2.19 are defined as follows:

         HAZARDOUS MATERIALS - means (a) oil, petroleum and petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain polychlorinated biphenyls, and radon gas, (b) any other chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any applicable Environmental Law, and (c) any other chemical, material or substance exposure to which is regulated by any governmental authority.

         ENVIRONMENTAL LAWS - means any law including but not limited to any federal, state, local, law, ordinance, regulation or rule now in effect and any judicial or administrative

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          interpretation  thereof,  including  any  judicial  or  administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 6901 et seq.; the Clean Water Act, 33 U.S.C. ss.ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 et seq.; the Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300f et seq.; the Atomic Energy Act, 42 U.S.C. ss.ss. 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss.ss. 136 et seq.; and the Federal Food, Drug and Cosmetic Act, 21 U.S.C. ss.ss. 301 et seq. and the state or local equivalents of these laws.

         RELEASE - means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land, water or air or otherwise entering into the environment.

         2.20 CUSTOMERS AND SUPPLIERS. Exhibit 2.20 lists all material customers and suppliers which are material to the financial condition or operations of the Company. It is understood and agreed that "material" customers and suppliers provided for in this section are defined as customers purchasing product from the Company in excess of $20,000 per year, and suppliers providing supplies and merchandise to the Company in the amount of $50,000 per year.

         2.21 BANK ACCOUNTS. Exhibit 2.21 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains current accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.


                                    ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         As an inducement to the Company and the Shareholder to enter into this Agreement, the Purchaser represents and warrants to the Company and Shareholder that:

         3.1 ORGANIZATION. Purchaser is a corporation duly organized, validly existing, and in good standing under the law of Delaware, has all necessary corporate powers to own properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states were its business requires qualification.

         3.2 CAPITAL. As of the date of this Agreement all of the issued and outstanding shares of Purchaser are duly and validly issued, fully paid and non-assessable.

         3.3 AUTHORITY. The Board of Directors of Purchaser has authorized the execution of this Agreement and the transactions contemplated herein, and Purchaser has full power and authority to execute, deliver and perform this Agreement and this Agreement is the legal, valid and binding obligation of Purchaser, and is enforceable in accordance with its terms and conditions.

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

         3.4 ABILITY TO CARRY OUT OBLIGATIONS. Except as described in Exhibit 3.4, the execution and delivery of this Agreement by Purchaser and the performance by Purchaser of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, certificate of incorporation, bylaw, or other agreement or instrument to which Purchaser is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Purchaser, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Purchaser.

         3.5 DIRECTORS AND OFFICERS. Exhibit 3.5 of this Agreement contains the names and titles of all directors and officers of Purchaser.

                                    ARTICLE 4

                                    COVENANTS

         4.1 INVESTIGATIVE RIGHTS. The Company shall provide to Purchaser, and its counsel, accountants, auditors, and other authorized representatives, reasonable access to all of the Company's properties, books, contracts, commitments, and records for the purpose of examining the same. The Company shall furnish Purchaser with all information concerning its affairs as Purchaser may reasonably request.

         4.2 INDEMNIFICATION OF THE COMPANY AND SHAREHOLDER. Purchaser shall be liable for and shall indemnify, defend and hold the Company and the Shareholder and its officers, directors, affiliates, agents and the Shareholder harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that they shall incur or suffer, which result from or relate to any activities of the Company or Purchaser subsequent to the Closing Date or which result from or relate to any breach of, or failure by Purchaser to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Purchaser under this Agreement.

         4.3 INDEMNIFICATION OF PURCHASER. The Company and Shareholder shall be liable for and shall agree to indemnify, defend and hold Purchaser and its officers, directors, affiliates and agents harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that it shall incur or suffer, which result from or relate to any breach of, or failure by the Company to perform any of its respective representations, warranties, covenants and agreements in this Agreement or in any exhibit, schedule, certificate or other instrument furnished or to be furnished by the Company or Shareholder under this Agreement.

         4.4  ACCOUNTS PAYABLE.   With regard  to  all accounts  payable,  debt,
other liabilities and accrued taxes of the Company, the business of the Company and all of its subsidiaries, as of the

Effective Date, Purchaser will cause such amounts to be paid according to the payment plan and/or requirements of the creditor or taxing authority, without extension, delinquency or other material deviation from the payment term and plan.

         4.5 SHAREHOLDER'S COOPERATION AFTER THE CLOSING, FURTHER ACTION. At any, time and from time to time after the Closing, the Shareholder shall execute and deliver to the Purchaser such other instruments and take such other actions as the Purchaser may reasonably request more effectively to vest title to the Shares in the Purchaser and, to the full extent permitted by law, to put the Purchaser in actual possession and operating control of the Company and its assets, properties and the business. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable laws, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and to consummate and make effective the transactions contemplated hereby.

         4.6 GUARANTEES. Purchaser agrees to use all reasonable efforts to obtain the release of all of Shareholder's and its affiliates' guarantees relating to the Company, its businesses, liabilities or the Assets. It is hereby agreed that all such releases will be obtained within twelve months of the Closing Date. As of the Closing Date, the Purchaser shall guaranty all of the liabilities of GOBCO and all of the present and future liabilities relating to the Assets and the related business. If such guarantees are obtained within six months of the Closing, then Shareholder will assign it's interest in Graves Rio Rancho LLC or its share of the proceeds from any sale of such interest.

         4.7 PURCHASE OF THE M & M TRUCKSTOP. Purchaser agrees to purchase the M & M Truckstop by the assumption of all liabilities related thereto. It is understood that the permission of the mortgage holder is required and will be a condition to Closing on the part of the Seller.

         4.8 SELLER'S NONCOMPETITION. From the Closing Date until the fifth anniversary thereof (the "Noncompete Period"), except with the Purchaser's prior written consent, the Shareholder will not, directly or indirectly:

         (a) own, manage, operate, control, finance or participate in the ownership, management, operation, control or financing of any business or enterprise engaged in distributing, marketing, or selling petroleum products in New Mexico, Arizona and parts of Southern Colorado where the Company does business (the "Noncompete Area"),

         (b) call on or solicit the customers of the business for the purpose of selling them petroleum products in the Noncompete Area or attempt in any manner to divert or take away (including, without limitation, by divulging to any competitor or potential competitor of the Purchaser the name of customers of the business) all or any part of the Business sold to Purchaser pursuant to this Agreement, and

         (c) solicit for hire or offer employment to, or induce any other person to hire or offer employment to, any employee of the Purchaser, unless the Purchaser or the employee first terminates the employment relationship, nor will the Shareholder induce any such employee to terminate his or her employment with the Purchaser.

         4.9 PURCHASER'S NONCOMPETITION. From the Closing Date until the fifth anniversary thereof (the "Noncompete Period"), except with the Seller's prior written consent, the Purchaser will not, directly or indirectly:

         (a) own, manage, operate, control, finance or participate in the ownership, management, operation, control or financing of any business or enterprise engaged in distributing, marketing, or selling petroleum products in Nevada, Wyoming, and parts of Colorado where the Shareholder does business (the "Noncompete Area"),

         (b) call on or solicit the customers of the Purchaser's business for the purpose of selling them petroleum products in the Noncompete Area or attempt in any manner to divert or take away (including, without limitation, by divulging to any competitor or potential competitor of the Shareholder the name of customers of its business) all or any part of the business sold to Shareholder pursuant to this Agreement., and

         (c) solicit for hire or offer employment to, or induce any other person to hire or offer employment to, any employee of the Seller (except employees who are currently based in New Mexico), unless the Shareholder or the employee first terminates the employment relationship, nor will the Purchaser induce any such employee to terminate his or her employment with the Seller.

         4.10 EXCEPTIONS TO PURCHASER'S NONCOMPETITION. Section 4.8 and 4.9 notwithstanding, Purchaser shall not be prevented from owning and operating business entities whose business includes the sale and distribution of petroleum products in the Noncompete Areas, provided that the revenue derived from sales of such products does not exceed 5% of said business entity's total revenues

         4.11 REMEDIES FOR BREACH. The parties acknowledge that (i) the provisions of Sections 4.8 and 4.9 are reasonable and necessary to protect the legitimate interests of the Purchaser and the Seller, that any violation of said Sections will result in irreparable injury to the Purchaser or the Seller, as the case may be, and that damages at law would not be reasonable or adequate compensation to the injured party for the violation, and (ii) the injured party shall be entitled to have the provisions of Sections 4.8 and 4.9 specifically enforced by preliminary and permanent injunctive relief without the necessity of proving actual damages and without posting bond or other security, as well as to have an equitable accounting of all earnings, profits and other benefits arising out of the violation. If the provisions of 4.8 and 4.9 should ever be deemed to exceed the time, geographic, product or other limitations permitted by applicable law, then such provisions shall be deemed reformed to the maximum time, geographic, product or other imitations permitted by law. In the event of a breach of one or more of the covenants contained in Sections 4.8 and 4.9, the Noncompete Period binding upon the party in breach shall abate during the time of such violation and shall not continue to run until such violation has been fully and finally cured.

         4.12 COOPERATIVE MARKETING Subject to relevant laws, Purchaser agrees to work together and cooperate with Shareholder in the marketing of their respective products and pool volumes where possible to get the lowest rates from suppliers.

         4.13 ENVIRONMENTAL SERVICES. It is agreed that the Shareholder, through Innovative Solutions and Technologies, Inc. has the ability to provide the environmental services necessary to attempt to clean up the contaminated sites owned by GOBCO. It is agreed that Shareholder will have Innovative Solutions and Technologies, Inc. provide such services to GOBCO and request the states of New Mexico and Colorado to reimburse GOBCO for such services

         4.14 CFN CONTRACT WITH NETWORK FUEL CORP. Purchaser agrees to execute the CFN Agreement attached hereto as exhibit 4.14.

                                    ARTICLE 5

                 CONDITIONS PRECEDENT TO PURCHASER'S PERFORMANCE

         5.1 CONDITIONS. Purchaser's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 5. Purchaser may waive any or all of these conditions in whole or in part without prior notice; so long as such waiver is in writing; and provided, however, that no such waiver of a condition shall constitute a waiver by Purchaser of any other condition or any of Purchaser's other rights or remedies, at law or in equity, if the Company and Shareholder shall be in default of any of their representations, warranties, or covenants under this Agreement.

         5.2 ACCURACY OF REPRESENTATIONS. Except as otherwise permitted by this Agreement, all representations and warranties by the Company and Shareholder in this Agreement or in any written statement that shall be delivered to Purchaser by the Company under this Agreement shall be true and accurate when made and on and as of the Closing Date with the same force and affect as if made at the Closing.

         5.3 PERFORMANCE. Purchaser shall be reasonably satisfied that the Company and Shareholder shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

         5.4 ABSENCE OF LITIGATION. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against any party hereto on or before the Closing Date.

         5.5 DIRECTORS OF THE COMPANY. Effective on the Closing Date the Board of Directors of the Company shall be reorganized and be made up of individuals named by Purchaser.

         5.6 CLOSING DOCUMENTS. The Company and the Shareholder shall be prepared to deliver the closing documents set forth in Article 7 of this Agreement.

                                    ARTICLE 6

                CONDITIONS PRECEDENT TO SHAREHOLDER'S PERFORMANCE

         6.1 CONDITIONS. The Shareholder's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 6. The Shareholder may waive any or all of these conditions in whole or in part without prior notice; so long as such waiver is in writing; and provided, however, that no such waiver of a condition shall constitute a waiver by the Shareholder of any other condition of or any of the Shareholder's rights or remedies, at law or in equity, if Purchaser shall be in default of any of its representations, warranties, or covenants under this Agreement.

         6.2 ACCURACY OF REPRESENTATIONS. Except as otherwise permitted by this Agreement, all representations and warranties by Purchaser in this Agreement or in any written statement that shall be delivered to the Shareholder by Purchaser under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

         6.3 PERFORMANCE. Purchaser shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

         6.4 ABSENCE OF LITIGATION. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transactions contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Purchaser on or before the Closing Date.

         6.5 CONSENTS. All consents and authorizations shall be obtained from lenders and other necessary parties.

                                    ARTICLE 7

                                     CLOSING

         7.1 Closing. The Closing of this transaction shall be held at the offices of the Shareholder on December 27, 2002, or as soon thereafter as reasonably practicable but no later than December 31, 2002, or such other place as shall be mutually agreed upon, and on such date as shall be mutually agreed upon by the parties.

(a) Purchaser shall deliver a certified or cashier's check for the Purchase Price to the Shareholder.

(b) The Shareholder shall present the certificates representing his shares of the Company being sold to Purchaser, and such certificates will be duly endorsed; and

(c) Purchaser shall deliver an officer's certificate, dated the Closing Date, stating that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of Purchaser are true and correct as of, or have been fully performed and complied with by, the Closing Date.

(d) Purchaser shall deliver a signed consent and/or Minutes of its Directors approving this Agreement and each matter to be approved by the Directors of Purchaser under this Agreement. Such Minutes shall be certified by an Officer of Purchaser.

(e) The Shareholder shall deliver a certificate, dated the Closing Date, stating that all representations, warranties, covenants and conditions set forth in this Agreement are true and correct as of, or have been fully performed and complied with by, the Closing Date.

(f) The Company shall deliver a signed Consent or Minutes of the Directors of the Shareholder and the Company approving this Agreement. Such Minutes shall be certified by an officer of the Shareholder and the Company.

(g) Each party shall deliver such other documents or information required to be furnished by Closing pursuant to this Agreement.

                                    ARTICLE 8

                                  MISCELLANEOUS

         8.1 CAPTIONS AND HEADINGS. The Article and paragraph/section headings through this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

         8.2 NO ORAL CHANGE. This Agreement and any provision hereof, may not be waived, changed modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

         8.3 WAIVER. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

         8.4 ENTIRE AGREEMENT. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

         8.5 CHOICE OF LAW. This Agreement and its application shall be governed by the laws of the State of Colorado.

         8.6 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.7 NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of' receipt if served personally on the party to whom notice is to be given, by telecopy or telegram, or mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

Purchaser:                 NEW MEXICO MARKETING, INC.
                           P.O. BOX 2077
                           FARMINGTON, NM 87499
                           ATTENTION:  SULTAN MAHMUD

Shareholder:               METEOR MARKETING, INC.
                           1401 BLAKE STREET, SUITE 200
                           DENVER, COLORADO 80202
                           ATTENTION:  ILYAS CHAUDHARY

The Company:               GRAVES OIL & BUTANE CO., INC.
                           1401 BLAKE STREET, SUITE 200
                           DENVER, CO 80202
                           Attention:  Ilyas Chaudhary


         8.8 BINDING EFFECT. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

         8.9 MUTUAL COOPERATION. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

         8.10 BROKERS. Each of the parties hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of its dealings, arrangements or agreements with any broker, finder or person.

         8.11 ANNOUNCEMENTS. Purchaser, Shareholder and the Company will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers. Except to the extent that the parties consent in writing otherwise, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media. Nevertheless, the parties agree that the Shareholder or an affiliate of the Shareholder may make such disclosure (on Form 8-K, by press release or otherwise) regarding the terms of this Agreement and the transactions contemplated hereby as it deems necessary to comply with applicable securities laws or the rules and regulations of the SEC or NASDAQ, including a press release following the execution of this Agreement.

         8.12 EXPENSES. Except as specifically provided in this Agreement, all direct costs and expenses including legal, and any other out-of-pocket expenses incurred by Shareholder, in connection with this transaction, shall be paid by the Shareholder. All costs and expenses including legal, accounting and any other out-of-pocket expenses incurred by the Purchaser, in connection with this transaction, shall be paid by the Purchaser.

         8.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for in it, shall survive the Closing for a period of one year irrespective of any investigation made by or on behalf of any party.

         8.14 ASSIGNMENT. This Agreement may not be assigned by operation of Law or otherwise by the Shareholder, the Company or the Purchaser.

         AGREED TO AND ACCEPTED as of the date first above written.

PURCHASER: NEW MEXICO MARKETING, INC.    SHAREHOLDER:   METEOR MARKETING, INC.


By ____________________________               ________________________________

COMPANY: GRAVES OIL & BUTANE CO., INC.


By _____________________________

                                   EXHIBIT 1.1

                           ASSETS AND EXCLUDED ASSETS




THE ASSETS SHALL INCLUDE THE FOLLOWING:

         The Common Stock and all of the following Assets not owned by GOBCO, but necessary for the business of GOBCO:

          a. All tanks, machinery, tools and equipment (including plant and office equipment);

          b. the business, operations, and goodwill of the business as a going concern, including all customer and supplier lists, manuals, drawings, specifications, instructions and other records, files (including copies of personnel files of any employees of Shareholder hired by the Purchaser) and correspondence relating to GOBCO or the Assets (as defined herein).

          c.   all  rights  of the  Shareholder  under the  Contracts  listed in
               Exhibit 2.15 that are being assumed by the Purchaser (including all related customer deposits)

          d. all rights of the Shareholder under express or implied warranties from vendors relating to the Assets; and

          e.   all  leased   equipment   listed  on  Schedule  2.22  subject  to
               assignment of exiting leases.

Notwithstanding the foregoing, the Assets do not include the following (the "Excluded Assets") (i) cash or cash equivalents held by the Shareholder; (ii) any rights that accrue or will accrue to the Shareholder under this Agreement
(iii) and any rights that relate to the Excluded Assets or the Excluded Liabilities; (iv) any rights Shareholder may have to sue Conoco, Inc. relating in any way to prior contracts between Shareholder and Conoco, Inc. and its affiliates; and (v) any trucks trailer, tanks, equipment., inventory or customers located outside New Mexico, except for assets used in Southern Colorado including the M&M Truckstop located in Cortez, Colorado.

                                  EXHIBIT 2.4

                                  SUBSIDIARIES



B        Capco Monument LLC
B        El  Boracho, Inc.
B        Coors Pyramid LLC
B        Bloomfield Pyramid LLC

                                   EXHIBIT 2.5


                      DIRECTORS AND OFFICERS OF THE COMPANY


Ilyas Chaudhary                             President

Rosanne Manes                               Secretary

Gene Webb                                   Treasurer

Ilyas Chaudhary                             Director

                                   EXHIBIT 2.6


                              FINANCIAL STATEMENTS



See attached.

                                   EXHIBIT 2.7


                             UNDISCLOSED LIABILITIES



None --  See Financial Statements

                                  EXHIBIT 2.10


                                   LITIGATION


GOBCO is in default relating to the notes and agreements with the Graves Family Investment Limited Partnership and the Purchaser understands that while Meteor Marketing, Inc. will use reasonable efforts to make all payments required to be made by Meteor Marketing, Inc. prior to the Effective Date, such payments may not be made on a timely basis.

                                  EXHIBIT 2.12

                        ABILITY TO CARRY OUT OBLIGATIONS

This transaction will require the consent of Wells Fargo Bank.

                                  EXHIBIT 2.14


                                     ASSETS


See attached.

                                  EXHIBIT 2.15

                               MATERIAL CONTRACTS




A.       Meteor Marketing, Inc. Supply Agreements


(SEE ATTACHED)

                                  EXHIBIT 2.16

                                    EMPLOYEES


See attached employment agreement with Darrell Owen. It is understood and agreed that, unless the Purchaser or the Company hires Darrell Owen after the Closing Date, Purchaser will not be responsible for liabilities related to that employment contract.

                                  EXHIBIT 2.17

                                    INSURANCE


See attached policies.

                                  EXHIBIT 2.18

                     TITLE TO AND UTILIZATION OF PROPERTIES


See Attached.

                                  EXHIBIT 2.19

                  ENVIRONMENTAL AND OTHER PERMITS AND LICENSES

2.19(a) Environmental and Other Permits and Licenses: No permits or licenses have been revoked and all releases have been reported.

2.19(d) Age, Contents or Former Contents of Any Storage Tanks Located on Premises Owned or Operated by Company. (see attached)

                                  EXHIBIT 2.20

                          CUSTOMERS AND SUPPLIERS LISTS


                                  See attached.

                                  EXHIBIT 2.21

                                  BANK ACCOUNTS


See attached.

                                   EXHIBIT 3.4

                        ABILITY TO CARRY OUT OBLIGATIONS

None.

                                   EXHIBIT 3.5

                       DIRECTORS AND OFFICERS OF PURCHASER


Sultan Mahmud     Director and Officer